Exhibit 10.4

CONVERSION AGREEMENT

This CONVERSION AGREEMENT (this “Agreement”), dated as of July 26, 2022 (the “Effective Date”), is entered into by and between 1847 Holdings LLC, a Delaware limited liability company (the “Company”), 1847 Cabinet Inc., a Delaware corporation (“Cabinet”), and Steven J. Parkey (the “Holder”).

RECITALS

A. The Holder is the holder of a 6% Subordinated Convertible Note, dated October 8, 2021 (the “Note”), which was issued to the Holder by Cabinet, the Company’s wholly owned subsidiary. The amount of principal and accrued and unpaid interest on the Note as of the date hereof is $3,093,290.

B. Each of the Company, the Holder and Cabinet desires to convert $1,680,000 of the Note (the “Conversion Amount”) into a number of fully paid and non-assessable common shares of the Company (the “Conversion Shares”) equal to the Conversion Amount divided by the price per share of the Company’s common shares sold in the Company’s proposed public offering, as set forth in the Registration Statement on Form S-1 (File No. 333-259011) (as may be amended from time to time, the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 23, 2021, resulting in a remaining balance on the Note of $1,413,290 as of the date hereof (the “Note Balance”). Such conversion of the Conversion Amount into the Conversion Shares as described herein shall be referred to as the “Conversion.”

C. The parties hereto desire that the Conversion shall become effective on the date that the Registration Statement is declared effective by the SEC.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and promises contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

AGREEMENT

Section 1. Conversion. Upon the Registration Statement being declared effective by the SEC, with no further action by any party hereto, the Conversion Amount shall automatically convert into the Conversion Shares. Promptly following the Conversion, and in any event no later than the fifth (5th) business day following the date on which the Conversion occurs, the Company will instruct its transfer agent to record the Conversion Shares in book entry form in the name of the Holder.

Section 2. Legends. The Holder understands and agrees that the Conversion Shares shall be notated with the following legend or one similar to it along with any other legends required by the constituent instruments of the Company:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION TIIEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL TN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

The legends set forth or referenced above shall be removed and the Company shall issue a certificate or book entry statement for the applicable Conversion Shares without such legends to the Holder upon which it is notated or stamped or (as requested by Holder) issue the applicable Conversion Shares to Holder by electronic delivery by crediting the account of Holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (a) such Common Shares are registered for sale under an effective registration statement filed under the Securities Act of 1933, as amended (the “1933 Act”) Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Company or the Holder provides the Legal Counsel Opinion (as contemplated by and in accordance with Section 3 hereof) to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Holder agrees to sell all Conversion Shares, including those represented by a certificate(s) from which the legends have been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not cause its counsel to promptly provide an opinion upon the request of the Holder or accept the opinion of counsel provided by the Holder, with respect to the transfer of Conversion Shares pursuant to an exemption from registration, such as Rule 144, Rule 144A, Regulation S, or other applicable exemption, within ten (10) business day following such request or deliver by Holder, as applicable, such occurrence will constitute an “Event of Default” under the terms and provisions of the New Note (as defined below).

Section 3. Legal Counsel Opinions. Upon the request of the Holder from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company’s transfer agent and the Holder a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Conversion Shares by the Holder or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement) or other applicable exemption (provided the requirements of such other applicable exemption are satisfied). In addition, the Holder may (at the Company’s cost) at any time secure its own legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion. The Company hereby agrees that it may never take the position that it is a “shell company” in connection with its obligations under this Agreement or otherwise unless at the time of the delivery of such opinion it is a shell company as determined by its outside legal counsel.

Section 4. New Note. Promptly following the Conversion, Cabinet will issue to the Holder a new note in the principal amount equal to the Note Balance (the “New Note”), the terms of which, except as set forth herein, shall be identical to the Note.

Section 5. Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company and Cabinet hereby represents and warrants to the Holder as follows:

(a) Organization and Qualification. The Company, Cabinet, and each of their Subsidiaries (as defined below) is a company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company, Cabinet, and each of their Subsidiaries is duly qualified as a foreign company to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary. As used herein, “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company or Cabinet owns, directly or indirectly, any equity or other ownership interest.

(b) Authorization; Enforcement - (Company). (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Conversion Shares, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation, the issuance of the Conversion Shares upon the Conversion) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, its shareholders, or its debt holders is required, (iii) this Agreement (together with any other instruments and documents executed in connection herewith or therewith) has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and such other instruments and documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company each of such other instruments and documents will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

(c) Authorization; Enforcement - (Cabinet). (i) Cabinet has all requisite corporate power and authority to enter into and perform this Agreement and the New Note, and to consummate the transactions contemplated hereby and thereby, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the New Note, and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the New Note) have been duly authorized by Cabinet’s Board of Directors and no further consent or authorization of Cabinet, its Board of Directors, its shareholders, or its debt holders is required, (iii) this Agreement and the New Note (together with any other instruments or documents executed in connection herewith or therewith) have been duly executed and delivered by Cabinet by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement, the New Note and the other instruments documents executed in connection herewith or therewith and bind Cabinet accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the New Note, each of such instruments will constitute, a legal, valid and binding obligation of Cabinet, enforceable against Cabinet in accordance with their terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d) Issuance of Conversion Shares. The Conversion Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company upon the Conversion in accordance with the terms of this Agreement, the Conversion Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

(e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and Cabinet, and the execution, delivery and performance of the New Note by Cabinet, and the performance of their respective obligations under this Agreement and the New Note and consummation by the Company and Cabinet of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Conversion Shares and the New Note) will not (i) conflict with or result in a violation of any provision of the Company’s Certificate of Formation as in effect on the date hereof, the Company’s operating agreement, as in effect on the date hereof, Cabinet’s Certificate of Incorporation as in effect on the date hereof, Cabinet’s bylaws as in effect on the date hereof, or any other organizational or governing documents of the Company, Cabinet, their Subsidiaries (collectively, the “Governing Documents”), or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, evidence of indebtedness, indenture, patent, patent license or instrument to which the Company, Cabinet or any of their Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities is subject) applicable to the Company, Cabinet, or any of their Subsidiaries or by which any property or asset of the Company, Cabinet, or any of their Subsidiaries is bound or affected. Neither the Company, Cabinet, nor any of their Subsidiaries is in violation of its Governing Documents and neither the Company, Cabinet nor any of their Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company, Cabinet, nor any of their Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, Cabinet, or any of their Subsidiaries is a party or by which any property or assets of the Company, Cabinet, or any of their Subsidiaries is bound or affected. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws and except where written consents or waivers are obtained on or prior to the date hereof, neither the Company nor Cabinet is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to (i) execute, deliver or perform any of its obligations under this Agreement and the New Note, as applicable, in accordance with the terms hereof or thereof or (ii) issue the Conversion Shares and the New Note, as applicable, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company or Cabinet is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(f) Breach of Representations and Warranties. The Company and Cabinet each agree that any inaccuracy in or breach of any of the representations or warranties of the Company or Cabinet contained in this Agreement will, in addition to any other remedies available to the Holder pursuant to this Agreement to which Holder may be entitled at law or in equity, will constitute an “Event of Default” under the terms and provisions of the New Note.

Section 6. Termination. Notwithstanding any other provisions of this Agreement, this Agreement may be terminated prior to the Conversion by the Holder upon written notice to the Company (which may be delivered by email to eroberts@1847holdings.com) if the Conversion has not occurred within sixty (60) days following the Effective Date. In the event of termination of this Agreement in accordance with this Section 6, this Agreement shall become void and there shall be no liability on the part of any party hereto.

Section 7. Miscellaneous.

(a) Amendments and Waivers. No provisions of this Agreement shall be modified, waived or terminated, except by an instrument in writing signed by each party hereto.

(b) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors in interest, heirs and assigns, including the successors in interest, heirs and assigns to the New Note or the Conversion Shares into which the Conversion Amount is converted. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

(c) Governing Law. This Agreement shall in all other respects be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

(d) Venue; Submission to Jurisdiction; Attorney’s Fees. Any party may commence any action, litigation, or proceeding of any kind whatsoever against any other party in any way arising from or relating to this Agreement and all contemplated transactions in the U.S. District Court, District of Nevada, Northern Division or, if such court does not have subject matter jurisdiction, the courts of the State of Nevada sitting in Washoe County, Nevada, and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the nonexclusive jurisdiction of such courts and agrees that any such action, litigation, or proceeding may be brought in the U.S. District Court, District of Nevada, Northern Division or, if such court does not have subject matter jurisdiction, the courts of the State of Nevada sitting in Washoe County, Nevada. Each party agrees that a final judgment in any such action, litigation or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The prevailing party in any action or dispute in any way arising from or relating to this Agreement or the transaction contemplated hereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(e) Severability. If any provision of this Agreement is found invalid or unenforceable by a court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible by law and the other provisions of this Agreement shall remain in full force and effect.

(f) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions between the parties with respect to such subject matter, whether oral or written.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

1847 Holdings LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

COMPANY:

1847 Cabinet Inc.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

HOLDER:

/s/ Steven J. Parkey
Steven J. Parkey